Date: 04/20/2009
Receipt Number: 2823387
Amount Paid: $37.00

State of Utah
DEPARTMENT OF COMMERCE
Division of Corporations & Commercial Code
Articles of Amendment to Articles of Incorporation (Profit)

AMENDMENT

File Number: 556528-0142

Non-Refundable Processing Fee: $37.00

Pursuant to UCA §16-10a part 10, the individual named below causes this Amendment to the Articles of Incorporation to be delivered to the Utah Division of Corporations for filing, and states as follows:

1. The name of the corporation is: Biolog, Inc.
2. The date the following amendment(s) was adopted: February 17, 2009
3. If changing the corporation name, the new name of the corporation is: ______
4. The text of each amendment adopted (include attachment if additional space needed):

   See attached.

5. If providing for an exchange, reclassification or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself: ______
6. Indicate the manner in which the amendment(s) was adopted (mark only one):

☐ Adopted by Incorporators or Board of Directors – Shareholder action not required.

☒ Adopted by Shareholders – Number of votes cast for amendment was sufficient for approval. See attached.

7. Delayed effective date (if not to be effective upon filing) ______ *(not to exceed 90 days)*

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Under penalties of perjury, I declare that this Amendment of Articles of Incorporation has been examined by me and is, to the best of my knowledge and belief, true, correct and complete.

By: [signature]

Title: Secretary

Date: April 20, 2009

Under GRAMA {63-2-201}, all registration information maintained by the Division is classified as public record. For confidentiality purposes, you may use the business entity physical address rather than the residential or private address of any individual affiliated with the entity.

Mailing/Faxing Information: www.corporations.utah.gov/contactus.html Division's Website: www.corporations.utah.gov

State of Utah
Department of Commerce
Division of Corporations and Commercial Code
I hereby certified that the foregoing has been filed
And approved on this 20 day of Apr 20 09
In this office of this Division and hereby issued
this Certificate thereof.
Examiner [signature] Date 4-27-09

[signature]
Kathy Berg
Division Director

ATTACHMENT

Amended and Restated Articles of Incorporation
of
Biolog, Inc.
a Utah Corporation

ARTICLE I
CORPORATE NAME

The name of the corporation is Biolog, Inc.

ARTICLE II
DURATION OF THE CORPORATION

The Corporation is to have perpetual existence.

ARTICLE III
CORPORATE PURPOSES

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized in the State of Utah.

ARTICLE IV
AUTHORIZED CAPITAL

The aggregate number of shares of the various classes of stock which this Corporation shall have authority to issue is 100,000,000 (one hundred million) Common shares and 10,000,000 (ten million) Preferred shares.

ARTICLE V
SHARE VALUE

The par value of both classes of shares shall be $.001 (one tenth of one cent) per share.

ARTICLE VI
PRE-EMPTIVE RIGHTS

The several classes of authorized and treasury stock(s) of the Corporation have no pre-emptive rights. Fully paid stock of this Corporation shall not by liable to any further call or assessment.

ARTICLE VII
SHAREHOLDER VOTING

At each meeting of the Shareholders in which a vote is held, every Shareholder of record on the dates so designated in the Notice of Meeting shall have the right to vote, in person or by proxy, the number of votes controlled by said Shareholder. At all Stockholders meetings the holders of

a majority of the outstanding and authorized votes shall constitute qudrum for the purposes of such meetings.

ARTICLE VIII
DIRECTORS

The Board of Directors shall consist of one (1) or more Directors. At all Directors meetings a majority of the Directors shall constitute a quorum for the purposes of such meetings.

ARTICLE IX
INTERNAL AFFAIRS

The directors shall adopt By-laws for the regulation of the internal affairs of the Corporation, which By-laws shall not be inconsistent with these Articles or the Laws of the State of Utah. Said By-laws may be amended, altered or change from time to time or repealed pursuant to law.

ARTICLE X
AUDIT COMMITTEE

The Directors may appoint an Audit Committee to oversee the Company's accounting procedures.

ARTICLE XI
POWER TO SELL ASSETS AND CREATE INDEBTEDNESS

In carrying on the business of the Corporation, the Board of Directors is authorized and empowered to sell, exchange, mortgage, bond, or otherwise dispose of, deal with and encumber any or all of the property of the corporation upon such terms and conditions as the Board of Directors may deem just and proper and in and for the best interests of the Corporation, without prior authorization or subsequent confirmation by a vote of the Stockholders.

ARTICLE XII
INDEMNIFICATION OF OFFICERS AND DIRECTORS

The Corporation shall have power to indemnify and hold harmless each of its Officers and Directors as permitted by law and pursuant to the procedures and regulations of "Utah corporate Law".

ARTICLE XIII
REGISTERED AGENT

The name and address of the Corporation's registered agent is:
DeVon Nish
7289 South 2870 East
Salt Lake City, UT 84121

ALL PREVIOUS ARTICLES ARE **VACATED** IN THEIR ENTIRETY.

IN WITNESS WHEREOF, said Biolog, Inc. has caused this certificate to be signed by Garry McHenry, its Secretary, the 17th day of February 2009.

Biolog, Inc., a Utah corporation

Garry McHenry, Secretary

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